Draft of 9 August 1999










                                CREDIT AGREEMENT

                                      AMONG

                       CLEAR CHANNEL COMMUNICATIONS, INC.

                                 CERTAIN LENDERS

                 BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT,

                    BANKBOSTON, N.A., AS DOCUMENTATION AGENT,

                  [BANK OF MONTREAL, AS CO-SYNDICATION AGENT],

                                       AND

                THE CHASE MANHATTAN BANK, AS CO-SYNDICATION AGENT


                            -------------------------

                BANC OF AMERICA SECURITIES LLC, AS LEAD ARRANGER

                                AUGUST ___, 1999

                                TABLE OF CONTENTS

                                                                         Page

                              ARTICLE 1Definitions
Section 1.1       Defined Terms.............................................1
Section 1.2       Amendments and Renewals..................................21
Section 1.3       Construction.............................................21


                                ARTICLE 2Advances
Section 2.1       The Advances.............................................21
Section 2.2       Manner of Borrowing and Disbursement.....................23
Section 2.3       Interest.................................................28
Section 2.4       Fees.....................................................30
Section 2.5       Prepayment...............................................30
Section 2.6       Reduction and Change of Commitment.......................31
Section 2.7       Non-Receipt of Funds by the Administrative Agent.........32
Section 2.8       Payment of Principal of Advances.........................32
Section 2.9       Reimbursement............................................33
Section 2.10      Manner of Payment........................................33
Section 2.11      Lending Offices..........................................34
Section 2.12      Sharing of Payments......................................34
Section 2.13      Calculation of Offshore Dollar Rate and Approved Offshore
                  Currency Rate............................................35
Section 2.14      Booking Loans............................................35
Section 2.15      Taxes....................................................35
Section 2.16      Conversion Option........................................38


                          ARTICLE 3Conditions Precedent
Section 3.1       Conditions Precedent to Closing and the Initial Advance..38
Section 3.2       Conditions Precedent to All Advances.....................40

                     ARTICLE 4Representations and Warranties
Section 4.1       Representations and Warranties...........................41
Section 4.2       Survival of Representations and Warranties, etc..........47

                           ARTICLE 5General Covenants
Section 5.1       Preservation of Existence and Similar Matters............48
Section 5.2       Business; Compliance with Applicable Law.................48
Section 5.3       Maintenance of Properties................................48
Section 5.4       Accounting Methods and Financial Records.................48
Section 5.5       Insurance................................................48
Section 5.6       Payment of Taxes and Claims..............................49

Section 5.7       Visits and Inspections...................................49
Section 5.8       Payment of Indebtedness..................................49
Section 5.9       Use of Proceeds..........................................49
Section 5.10      Indemnity................................................49
Section 5.11      Environmental Law Compliance.............................50
Section 5.12      Conversion of Unrestricted Subsidiaries..................51
Section 5.13      Ownership of Subsidiaries................................52
Section 5.14      Year 2000 Compliance.....................................52

                         ARTICLE 6Information Covenants
Section 6.1       Quarterly Financial Statements and Information..........52
Section 6.2       Annual Financial Statements and Information;
                  Certificate of No Default...............................53
Section 6.3       Compliance Certificates.................................53
Section 6.4       Copies of Other Reports and Notices.....................53
Section 6.5       Notice of Litigation, Default and Other Matters.........55
Section 6.6       ERISA Reporting Requirements............................55

                           ARTICLE 7Negative Covenants
Section 7.1       Indebtedness............................................56
Section 7.2       Liens...................................................58
Section 7.3       Investments.............................................58
Section 7.4       Amendment and Waiver....................................59
Section 7.5       Liquidation, Disposition or Acquisition of Assets,
                  Merger, New Subsidiaries................................59
Section 7.6       Guaranties..............................................60
Section 7.7       Dividends...............................................60
Section 7.8       Affiliate Transactions..................................60
Section 7.9       Compliance with ERISA...................................61
Section 7.10      Leverage Ratio..........................................61
Section 7.11      Fixed Charges Coverage Ratio............................61
Section 7.12      Sale and Leaseback......................................61
Section 7.13      Sale or Discount of Receivables.........................61
Section 7.14      Business of Clear Channel Television Licenses,  Inc.
                  and Clear Channel Radio Licenses,  Inc. and
                  Clear Channel Metroplex Licenses, Inc...................62
Section 7.15      Subordinated Debt.......................................62
Section 7.16      Other Agreements........................................62

                                ARTICLE 8Default
Section 8.1       Events of Default.......................................62
Section 8.2       Remedies................................................66

                        ARTICLE 9Changes in Circumstances
Section 9.1       Offshore Basis Determination Inadequate.................66
Section 9.2       Illegality..............................................67
Section 9.3       Increased Costs.........................................67

Section 9.4       Emu Changes.............................................68
Section 9.5       Effect On Base Rate Advances............................69
Section 9.6       Capital Adequacy........................................69

                        ARTICLE 10Agreement Among Lenders
Section 10.1      Agreement Among Lenders.................................70
Section 10.2      Lender Credit Decision..................................72
Section 10.3      Benefits of Article.....................................72

                             ARTICLE 11Miscellaneous
Section 11.1      Notices.................................................73
Section 11.2      Expenses................................................74
Section 11.3      Waivers.................................................74
Section 11.4      Determination by the Lenders Conclusive and Binding.....74
Section 11.5      Set-Off.................................................75
Section 11.6      Assignment..............................................77
Section 11.8      Severability............................................77
Section 11.9      Interest and Charges....................................77
Section 11.10     Headings................................................78
Section 11.11     Amendment and Waiver....................................78
Section 11.12     Exception to Covenants..................................78
Section 11.13     Credit Agreement Governs................................78
Section 11.14     Conversion of Currencies................................78
Section 11.15     GOVERNING LAW...........................................79
Section 11.16     WAIVER OF JURY TRIAL....................................79
Section 11.17     ENTIRE AGREEMENT........................................79

Schedules and Exhibits

Schedule 1:       Offshore Lending Offices
Schedule 2:       Existing Liens
Schedule 3:       Existing Litigation
Schedule 4:       Licenses, Permits and Other Authorizations
Schedule 5:       Existing Guaranties
Schedule 6:       Subsidiaries
Schedule 7:       Existing Investments
Schedule 8:       Existing Indebtedness
Schedule 9:       Material Adverse Changes
Schedule 10:      Specified Percentages
Schedule 11:      Existing Letters of Credit




Exhibit A:        Revolving Credit Note
Exhibit B:        Bid Rate Note
Exhibit C:        Compliance Certificate
Exhibit D:        Assignment and Acceptance
Exhibit E:        Bid Rate Advance Request
Exhibit F:        Confirmation of Bid
Exhibit G:        Invitation to Bid
Exhibit H:        Notice of Acceptance of Bid
Exhibit I:        Swing Line Note
Exhibit J:        Notice of Borrowing
Exhibit K:        Notice of Continuation/Conversion

                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT is dated as of August ___, 1999, among CLEAR CHANNEL COMMUNICATIONS, INC., a Texas corporation ("Borrower"), the Lenders from time to time party hereto, BANK OF AMERICA, N.A., a national banking association, as administrative agent for the Lenders, BANKBOSTON, N.A., as Documentation Agent, [BANK OF MONTREAL], as Co-Syndication Agent and THE CHASE MANHATTAN BANK, as Co-Syndication Agent.


                                   BACKGROUND

         The Borrower, the Administrative Agent and certain lenders entered into that certain Credit Agreement dated as of April 10, 1997, in the maximum principal amount of $2,000,000,000 (as amended from time to time, the "Primary Credit Agreement").

         The Borrower has requested that the Administrative Agent and the Lenders provide a 364 day short term facility in an aggregate principal amount of up to $1,000,000,000.

         In consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE 1

                                   Definitions

         Defined Terms.  For purposes of this Agreement:

         "ARN" means the Australian Radio Network Limited, PTY, an Australian propriety company, 50% of whose Capital Stock is owned by the Borrower.

         "Additional Costs" has the meaning set forth in Section 9.6 hereof.

         "Administrative  Agent" means Bank of America, N.A., a national banking
association,   as   administrative   agent  for  Lenders,   or  such   successor
administrative agent appointed pursuant to Section 10.1(b) hereof.

         "Advance" means a Revolving Credit Advance, a Bid Rate Advance or a Swing Line Advance and "Advances" means Revolving Credit Advances, Bid Rate Advances and Swing Line Advances.

         "Affiliate" means any Person that directly or indirectly through one or more Subsidiaries Controls, or is Controlled By or Under Common Control with, the Borrower.

         "Affiliation Agreements" means all affiliation agreements of the Borrower and each Subsidiary with Fox Broadcasting.

         "Agreement" means this Credit Agreement, as amended or renewed from time to time.

         "Agreement Currency" has the meaning specified in Section 11.14 hereof.

         "Agreement Date" means the date of this Agreement.

         "Applicable Currency" means, as to any particular payment or Advance, Dollars or the Approved Offshore Currency in which it is denominated or is payable.

         "Applicable Environmental Laws" means applicable federal, state or local laws, rules and regulations pertaining to health or the environment, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended from time to time, "CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended from time to time, "RCRA"), the Texas Water Code, and the Texas Solid Waste Disposal Act.

         "Applicable Fee Percentage" means, on any date, the applicable per annum percentage set forth below based upon the Borrower's Index Debt Rating on such date:


                Applicability                                   Offshore Basis

          Category 1

          BBB- or higher by S&P; or                                  0.125
          Baa3 or higher by Moody's

          Category 2

          BB+ by S&P; or                                             0.200
          Ba1 by Moody's

          Category 3

          BB or lower by S&P; or                                     0.225
          Ba2 or lower by Moody's

For purposes of the foregoing, (a) if neither Moody's nor S&P shall have in effect an Index Debt Rating, then both such rating agencies will be deemed to have established ratings for Index Debt Rating in Category 3; (b) if only one of Moody's and S&P shall have in effect an Index Debt Rating, the Borrower and the Lenders will negotiate in good faith to agree upon another rating agency to be substituted by an amendment to this Agreement for the rating agency which shall not have an Index Debt Rating in effect, and pending the effectiveness of such amendment the Applicable Fee Percentage will be determined by reference to the available Index Debt Rating; (c) if the Index Debt Rating established or deemed to have been established by Moody's and S&P shall fall within different Categories, the Applicable Fee Percentage shall be determined by reference to the superior (or numerically lower) Category; provided, however, if the difference in the Index Debt Ratings established by Moody's and S&P shall be more than one Category, the Applicable Fee Percentage shall be determined by reference to the Category which is one Category below the superior (or numerically lower) Category; and (d) if any Index Debt Rating established or deemed to have been established by Moody's or S&P shall be changed (other than as a result of a change in the rating system of either Moody's or S&P), such change shall be effective as of the date on which such change is first announced by the rating agency making such change. Each change in the Applicable Fee Percentage shall apply to all Advances during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of either Moody's or S&P shall change prior to the Maturity Date, the Borrower and the Lenders shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system.

         "Applicable Law" shall mean (a) in respect of any Person, all provisions of laws of tribunals applicable to such Person, and all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party and (b) in respect of contracts made or performed in the State of Texas, "Applicable Law" also means the laws of the United States of America, including, without limiting the foregoing, 12 USC Sections 85 and 86, as amended to the date hereof and as the same may be amended at any time and from time to time hereafter, and any other statute of the United States of America now or at any time hereafter prescribing the maximum rates of interest on loans and extensions of credit, and the laws of the State of Texas, including, without limitation, Article 5069-1H, Title 79, Revised Civil Statutes of Texas, 1925, ("Art. 1H"), as amended, if applicable, and if Art. 1H is not applicable, Article 5069-1D, Title 79, Revised Civil Statutes of Texas, 1925, ("Art. 1D"), as amended, and any other statute of the State of Texas now or at any time hereafter prescribing maximum rates of interest on loans and extensions of credit; provided however, that Chapter 346 of the Texas Finance Code does not apply to this Agreement or Advances hereunder.

         "Applicable Lender" has the meaning specified in Section 11.14 hereof.

         "Applicable Margin" means, on any date, the applicable per annum percentage set forth below based upon the Borrower's Index Debt Rating on such date:

                Applicability                            Offshore Percentage

          Category 1

          BBB or higher by S&P; or                               0.500
          Baa2 or higher by Moody's

          Category 2

          BBB- by S&P; or                                        0.625
          Baa3 by Moody's

          Category 3

          BB+ by S&P; or                                         1.000
          Ba1 by Moody's

          Category 4

          BB or lower by S&P; or                                 1.375
          Ba2 or lower by Moody's

For purposes of the foregoing, (a) if neither Moody's nor S&P shall have in effect an Index Debt Rating, then both such rating agencies will be deemed to have established ratings for Index Debt Rating in Category 4; (b) if only one of Moody's and S&P shall have in effect an Index Debt Rating, the Borrower and the Lenders will negotiate in good faith to agree upon another rating agency to be substituted by an amendment to this Agreement for the rating agency which shall not have an Index Debt Rating in effect, and pending the effectiveness of such amendment the Applicable Margin will be determined by reference to the available Index Debt Rating; (c) if the Index Debt Rating established or deemed to have been established by Moody's and S&P shall fall within different Categories, the Applicable Margin shall be determined by reference to the superior (or numerically lower) Category; provided, however, if the difference in the Index Debt Ratings established by Moody's and S&P shall be more than one Category, the Applicable Margin shall be determined by reference to the Category which is one Category below the superior (or numerically lower) Category; and (d) if any Index Debt Rating established or deemed to have been established by Moody's or S&P shall be changed (other than as a result of a change in the rating system of either Moody's or S&P), such change shall be effective as of the date on which such change is first announced by the rating agency making such change. Each change in the Applicable Margin shall apply to all Offshore Advances that are outstanding at any time during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of either Moody's or S&P shall change prior to the Maturity Date, the Borrower and the Lenders shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system.

         "Approved Offshore Currency" means (a) with respect to Revolving Credit Advances and Bid Rate Advances, the Euro, and lawful currency of Switzerland, England and Australia, provided that with respect to Revolving Credit Advances in the opinion of all Lenders, in their sole discretion, such currency is at such time freely traded in the offshore interbank foreign exchange markets and is freely transferable and freely convertible into Dollars and (b) with respect to Swing Line Advances, the lawful currency of Mexico, Denmark, Norway, Sweden, Turkey, New Zealand, Singapore, Taiwan, Thailand and Hong Kong, provided that in the opinion of the Swing Line Lenders, in their sole discretion, such currency is at such time freely traded in the offshore interbank foreign exchange markets and is freely transferable and freely convertible into Dollars.

         "Approved Offshore Currency Advance" means an Advance denominated in an Approved Offshore Currency.

         "Approved Offshore Currency Lending Office" means the address of each Lender specified on Schedule 1 attached hereto as its Approved Offshore Currency Lending Office.

         "Approved Offshore Currency Payment Office" means the addresses of the Administrative Agent specified on Schedule 1 attached hereto.

         "Approved Offshore Currency Rate" means, for any Offshore Advance to be made in an Approved Offshore Currency for any Interest Period therefor, the interest rate per annum (rounded upward to the nearest 1/100th of one percent) determined by the Administrative Agent at approximately 11:00 a.m. (London time), on the date which is two Business Days before the first day of such Interest Period to be the offered quotations that appear on Telerate Screen 3740, 3750 and 3751 for deposits in the applicable Approved Offshore Currency in the applicable Interbank Market for such Approved Offshore Currency for a length of time approximately equal to the Interest Period for the Approved Offshore Currency Advance sought by the Borrower. If at least two such offered quotations appear on Telerate Screen 3740, 3750 and 3751, the Approved Offshore Currency Rate shall be the arithmetic mean (rounded upward to the nearest 1/100th of one percent) of such offered quotations, as determined by the Administrative Agent. If Telerate Screen 3740, 3750 and 3751 is not available or has been discontinued, the Approved Offshore Currency Rate shall be the rate per annum that the Administrative Agent determines to be the arithmetic mean (rounded as aforesaid) of the per annum rates of interest at which deposits in the applicable Approved Offshore Currency in an amount approximately equal to the principal amount of, and for a length of time approximately equal to the Interest Period for, the Offshore Advance sought by the Borrower are offered to the Administrative Agent in immediately available funds in the applicable Interbank Market for such Approved Offshore Currency, on the date which is two Business Days prior to the first day of an Interest Period.

         "Art. 1D" shall mean Article 5069-1D, Title 79, Revised Civil Statutes of Texas, 1925, as amended.

         "Art. 1H" shall mean Article 5069-1H, Title 79, Revised Civil Statutes of Texas, 1925, as amended.

         "Assignment Agreement" has the meaning ascribed thereto in Section 11.6 hereof.

         "Authorized Signatory" means such senior personnel of the Borrower as may be duly authorized and designated in writing by the Borrower to execute documents, agreements and instruments on behalf of the Borrower, and to request Advances hereunder.

           "Bank of America Guaranty" means the Guaranty in favor of Bank of America, N.A. (formerly known as NationsBank, N.A.) on behalf of RDS Broadcasting, Inc. in the amount of $9,575,000.

         "Base Rate Advance" means any Advance bearing interest at the Base Rate Basis.

         "Base Rate Revolving Credit Advance" means any Revolving Credit Advance bearing interest at the Base Rate Basis.

         "Base Rate Swing Line Advance" means any Swing Line Advance bearing interest at the Base Rate Basis.

         "Base Rate Basis" means, for any day, a per annum interest rate equal to the lesser of (a) the Highest Lawful Rate on such day, or (b) the higher of
(i) the sum of (A) 0.50% plus (B) the Federal Funds Rate on such day or (ii) the Prime Rate on such day. The Base Rate Basis shall be adjusted automatically as of the opening of business on the effective date of each change in the Prime Rate or Federal Funds Rate, as the case may be, to account for such change.

         "Bid Rate Advance" means an Advance the interest rate on which is determined by agreement between the Borrower and the Lender making such Advance pursuant to Section 2.1(c) hereof.

         "Bid  Rate  Advance  Request"  means  any  certificate   signed  by  an
Authorized Signatory requesting Bid Rate Advances hereunder, which certificate shall be substantially in the form of Exhibit E hereto.

         "Bid Rate Borrowing" means a Borrowing comprised of Bid Rate Advances.

         "Bid Rate Note" means each promissory note of the Borrower evidencing Bid Rate Advances, substantially in the form of Exhibit B hereto, together with any extension, renewal or amendment thereof or substitution therefor.

         "Borrower" means Clear Channel Communications, Inc., a Texas corporation.

         "Borrowing" means either a Revolvind Credit Borrowing, a Swing Line or a Bid Rate Borrowing.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or Dallas, Texas are authorized or required by Law to close, and, if the applicable Business Day relates to:

         (a) an Offshore Advance denominated in Dollars, any such day on which dealings are carried on in the applicable offshore Dollar market;

         (b) with respect to the Euro, any such day which is:

                  (i) for payments or purchases of the Euro, a TARGET Business Day; and

                  (ii) for all other purposes, including without limitation the giving and receiving of notices hereunder, a TARGET Business Day on which banks are generally open for business in London, Frankfurt and in any other principal financial center as the Administrative Agent may from time to time determine for this purpose; and

         (c) an Offshore Advance denominated in any other Approved Offshore Currency, a day on which commercial banks are open for foreign exchange business in London, England, and on which dealings in the relevant Approved Offshore Currency are carried on in the applicable offshore foreign exchange interbank market in which disbursement of or payment in such Approved Offshore Currency will be made or received hereunder.

         "Calculation Date" means (i) the last Business Day of each fiscal quarter, or (ii) if a Default or an Event of Default has occurred, at the discretion of the Administrative Agent or the Determining Lenders.

         "Capital Expenditures" means expenditures for the purchase of tangible assets of long-term use which are capitalized in accordance with GAAP; provided, however, Capital Expenditures shall not include assets acquired through trade without any expenditure of cash, such trade capital expenditures not to exceed $10,000,000 in aggregate value per year, such valuation to be determined using the lesser of the fair market value of assets received or the value of air-time run in exchange for the assets received.

         "Capital Stock" means, as to any Person, the equity interests in such Person, including, without limitation, the shares of each class of capital stock of any Person that is a corporation and each class of partnership interests (including, without limitation, general, limited and preference units) in any Person that is a partnership.

         "Capitalized Lease Obligations" means that portion of any obligation of the Borrower or any Restricted Subsidiary as lessee under a lease which at the time would be required to be capitalized on a balance sheet prepared in accordance with GAAP.

         "CCC-Houston" means CCC-Houston AM, Ltd., a Texas limited partnership and a Subsidiary of the Borrower.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commitment" means $1,000,000,000, as reduced from time to time pursuant to Section 2.6 hereof.

         "Communications Act" means, collectively, the Communications Act of 1934, as amended and the rules and regulations promulgated thereunder, as from time to time in effect.

         "Confirmation of Bid" means any certificate executed by an Authorized Signatory confirming the terms of its Bid Rate Advance, which certificate shall be in substantially the form of Exhibit E hereto.

         "Control" or "Controlled By" or "Under Common Control" means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise); provided, however, that (a) in the event that no one Person owns more than 50% of the outstanding Capital Stock of a corporation or entity, any Person which beneficially owns, directly or, by contract or law, indirectly, 10% or more (in number of votes) of the securities having ordinary voting power for the election of directors (or other managing authority) of such corporation or entity shall be conclusively presumed to control such corporation or entity or (b) in the event that one Person owns greater than 50% of the outstanding Capital Stock of a corporation or entity, any Person which beneficially owns, directly or, by contract or law, indirectly, greater than 20% or more (in number of votes) of the securities having ordinary voting power for the election of directors (or other managing authority) of such corporation or entity shall be conclusively presumed to control such corporation.

         "Controlled Group" means, as to any Person, all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) which are under common control with such Person and which, together with such Person, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code; provided, however, that the Subsidiaries of the Borrower shall be deemed to be members of the Borrower's Controlled Group, and the Borrower and any other entities (whether incorporated or not incorporated) which are under common Control with the Borrower and which, together with the Borrower, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code, shall be deemed to be members of the Borrower's Controlled Group on and after the Agreement Date.

         "Conversion Date" means the date which is 364 days after the Agreement Date and with respect to which the Borrower has exercised the Conversion Option.

         "Conversion Option" means that option to be exercised by the Borrower on the Option Date in accordance with Section 2.16 hereof to convert the Commitment to a term loan.

         "Debtor Relief Law" means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar debtor relief law affecting the rights of creditors generally from time to time in effect.

         "Default" means an Event of Default and/or any of the events specified in Section 8.1, regardless of whether there shall have occurred any passage of time or giving of notice that would be necessary in order to constitute such event an Event of Default.

         "Default Rate" means a simple per annum interest rate equal to the lesser of (a) the Highest Lawful Rate, or (b) the sum of the Base Rate Basis plus two percent.

         "Determining Lenders" means, on any date of determination, any combination of the Lenders having at least 51% of the aggregate amount of the Revolving Credit Advances then outstanding; provided, however, that if there are no Revolving Credit Advances outstanding hereunder, "Determining Lenders" shall mean any combination of Lenders whose Specified Percentages aggregate at least 51%.

         "Dividend" means, as to any Person, (a) any declaration or payment of any dividend (other than a dividend paid solely in shares of the common stock of such Person) on, or the making of any distribution, loan, advance or investment to or in any holder of, any shares of Capital Stock of such Person (other than salaries and bonuses paid in the ordinary course of business), or (b) any purchase, redemption, or other acquisition or retirement for value of any shares of Capital Stock of such Person; provided, however, that the acquisition of shares of Capital Stock of such Person for the purpose of acquiring a Subsidiary (whether by merger, consolidation, asset acquisition, stock acquisition, or otherwise) shall not be deemed a Dividend if (a) such shares are used as a portion or all of the purchase price for the acquisition of a Subsidiary within a period of ninety days from the date the initial shares of such Capital Stock were acquired and (b) such Person shall have given the Administrative Agent prior written notice of its intention to acquire such Capital Stock for the purpose of acquiring a Subsidiary.

         "Dollar Advance" means an Advance denominated in Dollars.

         "Dollar Equivalent" means (a) in relation to any amount denominated in Dollars, the amount thereof and (b) in relation to an amount denominated in an Approved Offshore Currency, the amount of such Dollars required to purchase the relevant stated amount of Approved Offshore Currency at the Exchange Rate on the date of determination. For the purposes of this Agreement, unless otherwise expressly stated herein, the Dollar Equivalent principal amount of any Advance shall be determined on the date on which the Notice of Borrowing is received with respect thereto, provided, however, that the Notice of Borrowing is received by 10 a.m., Dallas, Texas time, at least three days prior to the requested Borrowing, and shall be recalculated on each Calculation Date and on the date on which a Notice of Continuation/Conversion is received with respect thereto.

         "Dollar Equivalent Excess" has the meaning specified in Section 2.5(b) hereof.

         "Eligible Assignee" means (a) a Lender, (ii) an Affiliate of a Lender, and (iii) any other Person approved by the Administrative Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 11.6 hereof, the Borrower, such approval not to be unreasonably withheld or delayed by the Borrower or the Administrative Agent and such approval to be deemed given by the Borrower if no objection is received by the assigning Lender and the Administrative Agent from the Borrower within two Business Days after notice of such proposed assignment has been provided by the assigning Lender to the Borrower; provided, however, that neither the Borrower nor any of its Affiliates shall qualify as an Eligible Assignee.

         "Eller" means Eller Media Corporation, a Delaware corporation, formerly known as EMC Group, Inc., formerly Eller Media Company.

         "Emu" means Economic and Monetary Union as contemplated in the Treaty.

         "Emu Legislation" means (a) the Treaty and (b) legislative measures of the European Council for the introduction of, changeover to, or operation of, the Euro, in each case as amended or supplemented from time to time.

         "Equity" means shares of Capital Stock, or options, warrants or any other right to subscribe for or otherwise acquire Capital Stock, of the Borrower or any Subsidiary.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulation promulgated thereunder.

         "ERISA Event" means, with respect to the Borrower and its Subsidiaries,
(a) a Reportable Event (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under regulations issued under Section 4043 of ERISA), (b) the withdrawal of any such Person or any member of its Controlled Group from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate under Section 4041 of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, (e) the failure to make required contributions which could result in the imposition of a lien under Section 412 of the Code or Section 302 of ERISA, or (f) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or the imposition of any liability under Title IV of ERISA other than PBGC premiums due but not delinquent under Section 4007 of ERISA.

         "Euro" means the single currency of Participating Member States introduced in accordance with the provisions of Article 109(l)4 of the Treaty and, in respect of all payments to be made under this Agreement in euros, means immediately available, freely transferable funds.

         "Event of Default" means any of the events specified in Section 8.1, provided that any requirement for notice or lapse of time has been satisfied.

         "Exchange Rate" means with respect to any Approved Offshore Currency on a particular date, the rate at which such Approved Offshore Currency may be exchanged into Dollars, as set forth on such date on the Reuters currency page for exchanges of Dollars into such Approved Offshore Currency. In the event that such rate does not appear on any Reuters currency page, the Exchange Rate with respect to such Approved Offshore Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic mean of the spot rates of exchange for the Administrative Agent and two other money center banks in the interbank market where the foreign currency exchange operations of the Administrative Agent and such two other money center banks in respect of such Approved Offshore Currency are then being conducted, at or about 10:00 a.m. local time in the offices of such money center banks, at such date for the purchase of Dollars with such Approved Offshore Currency, for delivery two Business Days later; provided, however, that if at the time of any such determination, for any reason, no such spot rate is being quoted by the Administrative Agent, the Administrative Agent may use any reasonable method it deems applicable to determine its respective spot rate, and such determination shall be prima facie evidence of such rate.

         "Existing Letters of Credit" means those certain letters of credit more specifically described on Schedule 11 hereto.

         "FCC" means the Federal Communications Commission, or any governmental agency succeeding to the functions thereof.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as determined by Administrative Agent.

         "Fixed Charges" means, for the Borrower and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP, for the four most recently ended fiscal quarters preceding any date of determination, an amount equal to the sum of (a) all payments of principal, interest, fees and other amounts paid on all Indebtedness, plus (b) all payments under Capitalized Lease Obligations, plus (c) all Capital Expenditures, plus (d) cash expenditures for the payment of taxes, plus (e) all Dividends paid.

         "GAAP" means generally accepted accounting principles applied on a consistent basis, set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, or their successors which are applicable in the circumstances as of the date in question. The requisite that such principles be applied on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period.

         "Guaranty" or "Guaranteed", as applied to an obligation, means and includes (a) a guaranty, direct or indirect, in any manner, of any part or all of such obligation, and (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation, including, without limiting the foregoing, any reimbursement obligations with respect to amounts which may be drawn by beneficiaries of outstanding letters of credit.

         "HBC" means Hispanic Broadcasting Corporation, a Delaware corporation.

         "Highest Lawful Rate" shall mean at the particular time in question the maximum rate of interest which, under Applicable Law, any Lender is then permitted to charge on the Obligations. If the maximum rate of interest which, under Applicable Law, any Lender is permitted to charge on the Obligations shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each change in the Highest Lawful Rate without notice to the Borrower. For purposes of determining the Highest Lawful Rate under Applicable Law, the indicated rate ceiling shall be (a) the weekly ceiling described in and computed in accordance with the provisions of Art. 1H, or (b) either the annualized ceiling or quarterly ceiling computed pursuant to Section .008 of Art. 1D; provided, however, that at any time the weekly ceiling, the annualized ceiling or the quarterly ceiling, as applicable, shall be less than 18% per annum or more than 24% per annum, the provisions of Sections .009(a), .009(b) or
 .009(c) of said Art. 1D shall control for purposes of such determination, as applicable.

         "Indebtedness" means, with respect to any Person, (a) all items, except items of partners' equity or of Capital Stock or of surplus or of general contingency or deferred tax reserves, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person, (b) all obligations secured by any Lien on any property or asset owned by such Person, whether or not the obligation secured thereby shall have been assumed, (c) to the extent not otherwise included, all Capitalized Lease Obligations of such Person, all obligations of such Person with respect to leases constituting part of a sale and leaseback arrangement, all Guaranties, all obligations under interest rate swap agreements or similar hedge agreements, all indebtedness for borrowed money (excluding, for purposes of calculation of financial covenants only, indebtedness evidenced by Intercompany Notes), and all reimbursement obligations with respect to outstanding letters of credit, and (d) any "withdrawal liability" of the Borrower or any Subsidiary, as such term is defined under Part I of Subtitle E of Title IV of ERISA.

         "Indemnified Matters" has the meaning ascribed to it in Section 5.10(a) hereof.

         "Indemnitees" has the meaning ascribed to it in Section 5.10(a) hereof.

         "Index Debt Rating" means the rating available to the Borrower's senior, unsecured, non-credit-enhanced long term indebtedness for borrowed money ("Index Debt").

         "Institutional Debt" means Indebtedness for borrowed money which may be raised by the Borrower in the private placement or public debt markets.

         "Intercompany Notes" means those notes payable to the Borrower or any Subsidiary from any Subsidiary evidencing loans or advances made by the Borrower or any Subsidiary to such Subsidiary.

         "Interest Period" means for (a) any Offshore Advance, the period beginning on the day the Advance is made and ending one, two, or three months thereafter (as the Borrower shall select), and (b) any Bid Rate Advance, for Offshore Bid Rate Advances, the period commencing on the date of such Advance and ending one, two, three or six months thereafter, as the Borrower may elect, and (c) any Swing Line Advances, the period commencing on the date of such Advance and ending not less than 3 calendar days nor more than 90 days thereafter.

         Notwithstanding the foregoing, if (i) any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, with respect to Offshore Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and
(ii) no Interest Period may be selected for any Borrowing that ends later than the Maturity Date. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

         "Investment" means any acquisition of all or substantially all assets of any Person, or any direct or indirect purchase or other acquisition of, or beneficial interest in, Capital Stock or other securities of any other Person, or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution to, or investment in any other Person, including without limitation the incurrence or sufferance of Indebtedness or accounts receivable of any other Person that are not current assets or do not arise in the ordinary course of business.

         "Invitation   to  Bid"   means   any   certificate   executed   by  the
Administrative Agent notifying each Lender of the Borrower's Bid Rate Advance Request, which certificate shall be in substantially the form of Exhibit G hereto.

         "Jacor Bond Debt and Option Notes" means those 10 and 1/8% Senior Subordinated Notes due 2006, 9 and 3/4% Senior Subordinated Notes due 2006, 8 and 3/4% Senior Subordinated Notes due 2007 and 8% Senior Subordinated Notes due 2010, Liquid Yield Option Notes due 2011 and those Liquid Yield Option Notes due 2018, in each case issued by Jacor Communications Company, Jacor Communications, Inc. or a predecessor.

         "Judgment Currency" has the meaning specified in Section 11.14  hereof.

         "Lender" means each financial institution or fund shown on the signature pages hereof so long as such financial institution or fund maintains a Commitment or is owed any part of the Obligations (including the Administrative Agent in its individual capacity), and each Assignee that hereafter becomes party hereto pursuant to Section 11.6 hereof or as a result of an amendment to this Agreement.

         "Leverage Ratio" means, for any date of determination, the ratio of Total Debt as of the date of determination to Operating Cash Flow for the four most recently ended fiscal quarters preceding such date of determination.

         "Lien" means, with respect to any property, any mortgage, lien, pledge, collateral assignment, hypothecation, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other encumbrance of any kind in respect of such property, whether or not choate, vested or perfected.

         "Loan Documents" means this Agreement, the Revolving Credit Notes, the Bid Rate Notes, the Swing Line Notes, fee letters, and any other document or agreement executed or delivered from time to time by the Borrower, any Subsidiary or any other Person in connection herewith or as security for the Obligations.

         "Local Marketing Agreement" means any time brokerage agreements, local market affiliation agreements or related or similar agreements entered into between the Borrower or any Subsidiary and any other Person, as any of the above may be amended, substituted, replaced or modified.

         "Margin" means, as to any Offshore Bid Rate Advance, the margin (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) quoted by any Lender offering an Offshore Bid Rate Advance pursuant to Section 2.2(h)(iii) hereof to be added or subtracted from the Approved Offshore Currency Rate or the Offshore Dollar Rate, as the case may be, to determine the interest rate applicable to such Advance.

         "Material  Adverse  Effect" means any act or circumstance or event that
(a) causes a Default, or (b) otherwise could reasonably be expected to be material and adverse to the business, consolidated assets, liabilities, financial condition, results of operations or prospects of the Borrower and its Restricted Subsidiaries, together taken as a whole.

         "Maturity Date" means the earlier of (i) August ___, 2000 (unless the Commitment is converted to a term loan pursuant to Section 2.16 hereof in which case such date shall be August ___, 2004) or (ii) the termination of the Commitment pursuant to Section 8.2.

         "Maximum Amount" means the maximum amount of interest which, under Applicable Law, the Lenders are permitted to charge on the Obligations.

         "Moody's" means Moody's Investors Services, Inc.

         "More Group" means the More Group Plc, a company incorporated in England (number 309019) of 33 Golden Square, London, W1R 3PA.

         "More Group Credit Facility" means those certain unsecured multi-currency credit facilities among Barclays Bank Plc, Bank of Scotland, A1B Group Plc, Svenska Handelsbank AB, Skandinaviska Enskilda Banken AB, The Chase Manhattan Bank (as Lenders, as such Lenders may be replaced from time to time) and More Group, as parent, borrower and guarantor.

         "Multiemployer Plan" means, as to any Person, at any time, a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which such Person or any member of its Controlled Group is making, or is obligated to make contributions or has made, or been obligated to make, contributions.

         "Necessary Authorization" means any license, permit, consent, approval or authorization from, or any filing or registration with, any governmental or other regulatory authority (including without limitation the FCC) necessary or appropriate to enable the Borrower or any Subsidiary to maintain and operate its business and properties.

         "Net Cash Proceeds" means, with respect to any sale, lease, transfer or disposition of any asset by any Person or the issuance of Institutional Debt or Equity by any Person (other than the net cash proceeds from the consolidation of any Restricted Subsidiary with another Restricted Subsidiary), the aggregate amount of cash received by such Person in connection with such transaction minus reasonable fees, costs and expenses and related taxes.

         "Notice of Acceptance of Bid" means any certificate signed by an Authorized Signatory of the Borrower accepting Bid Rate Advances, which certificate shall be in substantially the form of Exhibit H hereto.

         "Notice of Borrowing" has the meaning specified in Section 2.2(a) hereof.

         "Notice of Continuation/Conversion" has the meaning specified in
Section 2.2(d) hereof.

         "NRNZ" means NRNZ Holdings, Limited, a New Zealand corporation of which 33 1/3% of the outstanding Capital Stock is owned by the Borrower.

         "Obligations" means (a) all obligations of any nature (whether matured or unmatured, fixed or contingent) of the Borrower or any Subsidiary to the Lenders under the Loan Documents, as they may be amended from time to time, and
(b) all obligations of the Borrower or any Subsidiary for losses, damages, expenses or any other liabilities of any kind that any Lender may suffer by reason of a breach by the Borrower or any Subsidiary of any obligation, covenant or undertaking with respect to any Loan Document.

         "Offshore Advance" means any Advance which the Borrower requests to be made as an Offshore Advance or which is reborrowed as an Offshore Advance, in accordance with the provisions of Section 2.2 hereof.

         "Offshore Basis" means a simple per annum interest rate equal to the lesser of (a) the Highest Lawful Rate, or (b) the sum of the Offshore Dollar Rate or Approved Offshore Currency Rate, as applicable, plus the Applicable Margin. The Offshore Basis shall be subject to and adjusted to account for premiums assessed by each Lender for reserve or deposit requirements, which are payable directly to each Lender. Once determined, the Offshore Basis shall remain unchanged during the applicable Interest Period.

         "Offshore Bid Rate" means a rate per annum equal to (a) the Offshore Dollar Rate or Approved Offshore Currency Rate, as the case may be, plus or minus (b) the Margin.

         "Offshore Bid Rate Advance" means any Bid Rate Advance which bears interest at an Offshore Rate.

         "Offshore Lending Office" means, with respect to a Lender, the office designated as its Offshore Lending Office for Dollar Advances on Schedule 1 attached hereto, and such other office of the Lender or any of its affiliates hereafter designated by notice to the Borrower and the Administrative Agent.

         "Offshore Dollar Rate" shall mean, for any Offshore Advance to be made in Dollars for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest one-one hundredth (1/100th) of one percent (1%)) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in United States dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period. If for any reason such rate is not available, the term
"Offshore Dollar Rate" shall mean, for any Offshore Advance to be made in Dollars for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest one-one hundredth (1/100th) of one percent (1%)) appearing on Reuters Screen LIBO page as the London interbank offered rate for deposits in United States dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

         "Operating Cash Flow" means, for any period, determined in accordance with GAAP on a consolidated basis for the Borrower and its Restricted Subsidiaries, the sum of (a) pre-tax net income (excluding therefrom (i) any items of extraordinary gain, including net gains on the sale of assets other than asset sales in the ordinary course of business, and (ii) any items of extraordinary loss, including net losses on the sale of assets other than asset sales in the ordinary course of business), plus (b) interest expense, depreciation and amortization (including amortization of film contracts), deferred and other non-cash expenses, and minus (c) cash payments made or scheduled to be made with respect to film contracts. Operating Cash Flow shall be adjusted to exclude (i) any extraordinary non-cash items deducted from or included in the calculation of pre-tax net income and (ii) without duplication, any accrued but not paid income or loss from Investments. For purpose of calculation of Operating Cash Flow with respect to assets not owned at all times during the four fiscal quarters preceding the date of determination of Operating Cash Flow there shall be (i) included in Operating Cash Flow the Operating Cash Flow of any assets acquired during any of such four fiscal quarters for the twelve month period preceding the date of determination, and (ii) excluded from Operating Cash Flow the Operating Cash Flow of any assets disposed of during any of such four fiscal quarters for the twelve month period preceding the date of determination; provided, however, that if any Subsidiary becomes a Restricted Subsidiary after the Agreement Date and the Borrower shall directly or indirectly own less than 90% of such Subsidiary's Capital Stock, or with respect to Eller and its subsidiaries, Borrower shall directly or indirectly own less than 88% of such Capital Stock, then for purposes of the calculation of Operating Cash Flow, the Borrower shall only include a percentage of such Subsidiary's operating cash flow equal to the Borrower's percentage ownership of the Capital Stock of such Subsidiary.

         "Operating Lease" means any operating lease, as defined in the Financial Accounting Standard Board Statement of Financial Accounting Standards No. 13, dated November, 1976 or otherwise in accordance with GAAP, with an initial or remaining noncancellable lease term in excess of one year.

         "Option  Date"  means the date  which is 364 days  after the  Agreement
Date.

         "Participant" has the meaning ascribed to it in Section 11.6(c) hereof.

         "Participating Member State" means each country which from time to time becomes a Participating Member State as described in Emu Legislation.

         "Participation" has the meaning ascribed to it in Section 11.6(c) hereof.

         "Payment Date" means the last day of the Interest Period for any Offshore Advance, Bid Rate Advance or Swing Line Advance.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Permitted Liens" means, as applied to any Person:

         any Lien in favor of the Lenders to secure the Obligations hereunder;

         (i) Liens on real estate for real estate taxes not yet delinquent, (ii) Liens created by lease agreements to secure the payments of rental amounts and other sums not yet due thereunder, (iii) Liens on leasehold interests created by the lessor in favor of any mortgagee of the leased premises, and (iv) Liens for taxes, assessments, governmental charges, levies or claims that are being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on such Person's books, but only so long as no foreclosure, restraint, sale or similar proceedings have been commenced with respect thereto;

         Liens of carriers, warehousemen, mechanics, laborers and materialmen and other similar Liens incurred in the ordinary course of business for sums not yet due or being contested in good faith, if such reserve or appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

         Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or similar legislation;

         Easements, right-of-way, restrictions and other similar encumbrances on the use of real property which do not interfere with the ordinary conduct of the business of such Person;

         Liens created to secure the purchase price of tangible personal property acquired by such Person or created to secure Indebtedness permitted by
Section 7.1(d) hereof in an amount not to exceed $25,000,000 in the aggregate, which is incurred solely for the purpose of financing the acquisition of such assets and incurred at the time of acquisition, so long as each such Lien shall at all times be confined solely to the asset or assets so acquired (and proceeds thereof), and refinancings thereof so long as any such Lien remains solely on the asset or assets acquired and the amount of Indebtedness related thereto is not increased;

         Liens in respect of judgments or awards for which appeals or proceedings for review are being prosecuted and in respect of which a stay of execution upon any such appeal or proceeding for review shall have been secured, provided that (i) such Person shall have established adequate reserves for such judgments or awards, (ii) such judgments or awards shall be fully insured and the insurer shall not have denied coverage, or (iii) such judgments or awards shall have been bonded to the satisfaction of the Determining Lenders; and

         Any  Liens  existing  on the  Agreement  Date  which are  described  on
Schedule 2 hereto, and Liens resulting from the refinancing of the related Indebtedness, provided that the Indebtedness secured thereby shall not be increased and the Liens shall not cover additional assets of the Borrower.

         "Person" means an individual, corporation, partnership, trust or unincorporated organization, limited liability company, or a government or any agency or political subdivision thereof.

         "Plan" means an employee pension benefit plan as defined in Section 3(2) of ERISA (including a Multiemployer Plan) that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is maintained for the employees of the Borrower, its Subsidiaries or any member of their Controlled Group.

         "Primary Credit Agreement" has the meaning ascribed thereto in the "Background" section of this Agreement.

         "Prime Rate" means, at any time, the prime interest rate announced or published by the Administrative Agent from time to time as its reference rate for the determination of interest rates for loans of varying maturities in United States dollars to United States residents of varying degrees of creditworthiness and being quoted at such time by the Administrative Agent as its "prime rate;" it being understood that such rate may not be the lowest rate of interest charged by the Administrative Agent.

         "Pro-Forma Debt Service" means, as of any date of determination, determined in accordance with GAAP for the Borrower and its Restricted Subsidiaries on a consolidated basis, the sum (without duplication) of (a) all payments of principal, interest, fees and other amounts scheduled to be paid on all Indebtedness during the succeeding four fiscal quarters (assuming for any Indebtedness subject to a floating interest rate, an interest rate equal to the applicable rate in effect on the date of determination), plus (b) without duplication, all rentals and other amounts (excluding insurance premiums and property taxes) scheduled to be paid under all Capitalized Lease Obligations during the succeeding four fiscal quarters, plus (c) all debt discount and expense scheduled to be amortized during the succeeding four fiscal quarters.

         "Quarterly Date" means March 31, June 30, September 30 and December 31, beginning September 30, 1999.

         "Refinancing Advance" means any Offshore Advance which is used to pay the principal amount (or any portion thereof) of an Offshore Advance at the end of its Interest Period and which, after giving effect to such application, does not result in an increase in the aggregate amount of outstanding Offshore Advances at the time of the Refinancing Advance.

         "Regulatory Modification" has the meaning set forth in Section 9.6 hereof.

         "Regulatory Modification Retroactive Effective Date" has the meaning set forth in Section 9.6 hereof.

         "Regulatory Modification Set Date" has the meaning set forth in Section
9.6 hereof.

         "Release Date" means the date on which the notes have been paid, all other Obligations due and owing have been paid and performed in full, and the Commitment has been terminated.

         "Reportable Event" has the meaning set forth in Title IV of ERISA.

         "Reset Date" means the first Business Day following the relevant Calculation Date.

         "Restricted Subsidiary" means any Subsidiary of Borrower which is not an Unrestricted Subsidiary together with ARN and NRNZ.

         "Revolving Credit Advance" means an Advance made pursuant to Section 2.1(a) hereof.

         "Revolving Credit Borrowing" means a Borrowing consisting of Revolving Credit Advances.

         "Revolving Credit Note" means any promissory note of the Borrower evidencing Revolving Credit Advances hereunder, substantially in the form of Exhibit A hereto, together with any extension, renewal or amendment thereof or substitution therefor.

         "Solvent" means, as of any date of determination, with respect to any Person, that on such date such Person is not "insolvent" (as that term is defined in section 101 of the Bankruptcy Reform Act of 1978, as amended from time to time and any successor statute), (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (c) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital.

         "S&P" means Standard & Poor's Ratings Services, a Division of The McGraw-Hill, Inc., a New York corporation.

         "Special Counsel" means the law firm of Donohoe, Jameson & Carroll, P.C., or such other legal counsel as the Administrative Agent may select.

         "Specified   Percentage"  means,  as  to  any  Lender,  the  percentage indicated beside its name on Schedule 10, or if applicable, specified in its most recent Assignment Agreement.

         "Subordinated Debt" means any Institutional Debt of the Borrower or any of its Subsidiaries which shall have been and continues to be validly and effectively subordinated to the prior payment in full of the Obligations on terms and documentation approved in writing by the Determining Lenders.

         "Subsidiary" means (a) any corporation of which 50% or more of the outstanding stock (other than directors' qualifying shares) having ordinary voting power to elect a majority of its board of directors, regardless of the existence at the time of a right of the holders of any class of securities of such corporation to exercise such voting power by reason of the happening of any contingency, is at the time owned by the Borrower, directly or through one or more intermediaries, and (b) any other entity which is Controlled or then capable of being Controlled by the Borrower, directly or through one or more intermediaries, whether a Restricted Subsidiary or Unrestricted Subsidiary.

         "Swing Line Advance" means an Advance made pursuant to Section 2.1(b) hereof.

         "Swing Line Bank" means (a) Bank of America, N.A. and any successor thereto in accordance with Section 10.1(b) hereof and (b) in the event of an increase in the Swing Line Facility Borrowing Limit, any Lender which agrees to fund Swing Line Advances in excess of the initial Swing Line Facility Borrowing Limit.

         "Swing Line Borrowing" means a Borrowing comprised of Swing Line Advances.

         "Swing Line Facility Borrowing Limit" means (a) initially, $75,000,000 and (b) in the event the Commitment is at any time in excess of $500,000,000, provided that a Lender reasonably acceptable to the Administrative Agent has agreed to fund Swing Line Advances in excess of the initial Swing Line Facility Borrowing Limit, the sum of (i) $75,000,000 plus (ii) an amount equal to the product of (A) 15% multiplied by (B) the remainder of the Commitment minus $500,000,000.

         "Swing Line Note" means the promissory note of the Borrower payable to the order of each Swing Line Bank evidencing Swing Line Advances hereunder, substantially in the form of Exhibit I hereto, together with any extension, renewal or amendment thereof or substitution therefor.

         "TARGET Business Day" means a day when TARGET (Trans-European Automated Real-time Gross settlement Express Transfer system), or any successor thereto, is scheduled to be open for business.

         "Termination Event" means, with respect to the Borrower, any of its Subsidiaries or any Plan, (a) a Reportable Event, (b) the withdrawal from a Plan during a Plan year in which it was a "substantial employer" as defined in
Section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (d) the institution of proceedings by the Pension Benefit Guaranty Corporation to terminate a Plan or appoint a trustee to administer a Plan, (e) the failure to comply with the minimum funding requirements of ERISA with respect to any Plan, or (f) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

         "Total Debt" means, as of any date of determination, determined for the Borrower and its Restricted Subsidiaries on a consolidated basis, the sum (without duplication) of (a) all principal and interest owing under the Loan Documents, (b) all Indebtedness evidenced by a promissory note or otherwise representing borrowed money, (c) all Capitalized Lease Obligations and (d) all Guaranties.

         "Treaty" means the Treaty establishing the European Economic Community, being the Treaty of Rome of March 25, 1957 as amended by the single European Act 1986 and the Maastricht Treaty (which was signed on February 7, 1992 and came into force on November 1, 1993) as amended, varied or supplemented from time to time.

         "Type" means any type of Advance determined with respect to the interest option applicable thereto, i.e., an Offshore Advance, a Base Rate Advance or an Offshore Bid Rate Advance.

         "Unrestricted Subsidiary" means those Subsidiaries designated as Unrestricted Subsidiaries on Schedule 6, any entity acquired as an Investment after the Agreement Date unless such Investment is designated as a Restricted Subsidiary by Borrower prior to the completion of such Investment, or by complying with the terms and provisions of Section 5.12(a) hereof. An Unrestricted Subsidiary may become a Restricted Subsidiary and subject to the provisions hereof by Borrower's designation thereof in accordance with the terms and provisions of Section 5.12(b), as applicable.

         "Weighted Average Life to Maturity" means, as of the date of determination, with respect to any debt instrument, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal payment of such debt instrument by the amount of such principal payment by (ii) the sum of all such principal payments.

         "Year 2000 Compliant" has the meaning specified in Section 4.1(x) hereto.

         Amendments  and  Renewals.  Each  definition  of an  agreement  in this
Article 1 shall include such agreement as amended to date, and as amended or renewed from time to time in accordance with its terms, but only with the prior written consent of the Determining Lenders.

         Construction. The terms defined in this Article 1 (except as otherwise expressly provided in this Agreement) for all purposes shall have the meanings set forth in Section 1.1 hereof, and the singular shall include the plural, and vice versa, unless otherwise specifically required by the context. All accounting terms used in this Agreement which are not otherwise defined herein shall be construed in accordance with GAAP on a consolidated basis for the Borrower and its Subsidiaries, unless otherwise expressly stated herein. To the extent that a material change in GAAP occurs after the Agreement Date, the Borrower and Lenders agree to negotiate in good faith to effect conforming changes to the financial covenants set forth in Article 7 hereof.


                                    ARTICLE 2

                                    Advances

         The Advances.

         Revolving Credit Advances. Each Lender severally agrees, upon the terms and subject to the conditions of this Agreement, to make Revolving Credit Advances to the Borrower in Dollars and Approved Offshore Currencies from time to time up to and including the Option Date in an aggregate amount not to exceed its Specified Percentage of the Commitment less its Specified Percentage of the Swing Line Advances then outstanding (assuming compliance with all conditions to drawing) for the purposes set forth in Section 5.9 hereof. On the Conversion Date, all Revolving Credit Advances outstanding on the Conversion Date shall convert to a term loan in the amount of the Revolving Credit Advances outstanding on the Conversion Date and such term loan shall be due and payable in one payment on the Maturity Date. Subject to the terms and conditions of this Agreement, until the Option Date, Advances may be repaid and then reborrowed. Any Revolving Credit Advance shall, at the option of the Borrower as provided in
Section 2.2 hereof (and, in the case of Offshore Advances, subject to availability and to the provisions of Article 9 hereof), be made as a Base Rate Advance or an Offshore Advance; provided that there shall not be outstanding to any Lender, at any one time, more than ten Offshore Advances. Notwithstanding any provision in any Loan Document to the contrary, in no event shall the Lenders be required to make Revolving Credit Advances if after giving effect to the making of such Advances the Dollar Equivalent principal amount of all outstanding Revolving Credit Advances, Bid Rate Advances and Swing Line Advances plus the principal amount of Indebtedness guaranteed by the Borrower pursuant to the Bank of America Guaranty would exceed the Commitment. On the Maturity Date unless sooner paid as provided herein, the outstanding Revolving Credit Advances shall be repaid in full. After the Conversion Date, no Revolving Credit Advances will be available except Refinancing Advances.

         Swing Line Advances. The Borrower may request the appropriate Swing Line Bank to make, and the appropriate Swing Line Bank shall make, on the terms and conditions hereinafter set forth, Swing Line Advances in Dollars and in Approved Offshore Currencies to the Borrower from time to time on any Business Day up to and including the Option Date in an aggregate principal Dollar Equivalent amount not to exceed at any time with respect to both Swing Line Banks the lesser of (a) the Swing Line Facility Borrowing Limit and (b) an amount equal to the remainder of the Commitment minus the aggregate principal Dollar Equivalent amount of Revolving Credit Advances and Bid Rate Advances then outstanding and the principal amount of Indebtedness guaranteed by the Borrower pursuant to the Bank of America Guaranty. Each Swing Line Advance shall be in an amount not less than the Dollar Equivalent of $100,000. Subject to the terms hereof, Swing Line Advances may be repaid and then reborrowed.

         Bid Rate Advances. Each Lender may, in its sole discretion, and on the terms and conditions set forth in this Agreement, make Bid Rate Advances to the Borrower from time to time in Dollars or in Approved Offshore Currencies up to and including the Option Date in an aggregate amount not in excess of the difference between (i) the Commitment minus (ii) the sum of (A) the aggregate principal Dollar Equivalent amount of all Revolving Credit Advances, Swing Line Advances and other Bid Rate Advances then outstanding plus (B) the principal amount of Indebtedness guaranteed by the Borrower pursuant to the Bank of America Guaranty. Notwithstanding anything in the preceding sentence to the contrary, outstanding Bid Rate Advances may not exceed the Dollar Equivalent of $150,000,000 in the aggregate at any time. Bid Rate Advances may bear interest at the Offshore Bid Rate. Each Offshore Bid Rate Advance shall be for a term of 1, 2, or 3 months. Each Bid Rate Advance Borrowing shall be in an aggregate principal amount which is at least $5,000,000 and which is an integral multiple of $1,000,000 in excess thereof (or the Dollar Equivalent of each such amount), and each Bid Rate Advance by a Lender shall be in a principal amount which is at least $1,000,000 and which is an integral multiple of $1,000,000 in excess thereof (or the Dollar Equivalent of each such amount). No Lender shall have any obligation to make Bid Rate Advances and the Borrower shall have no obligation to accept an offer for Bid Rate Advances.

         Manner of Borrowing and Disbursement.

         Base Rate Advances. In the case of Base Rate Advances (other than Swing Line Advances), the Borrower, through an Authorized Signatory, shall give the Administrative Agent at least one Business Days' irrevocable written notice, or irrevocable telephonic notice followed immediately by written notice in substantially the form of Exhibit J hereto (a "Notice of Borrowing") (provided, however, that the Borrower's failure to confirm any telephonic notice in writing shall not invalidate any notice so given), of its intention to borrow or reborrow a Base Rate Advance hereunder. Notice shall be given to the Administrative Agent prior to 11:00 a.m., Dallas, Texas time, in order for such Business Day to count toward the minimum number of Business Days required. Such Notice of Borrowing shall specify the requested funding date, which shall be a Business Day, and the amount of the proposed aggregate Base Rate Advances to be made by Lenders.

         Offshore Advances. In the case of Offshore Advances, the Borrower, through an Authorized Signatory, shall give the Administrative Agent at least three Business Days' (or four Business Days', if such Advance is to be made in an Approved Offshore Currency) irrevocable written notice, or irrevocable telephonic notice followed immediately by written notice pursuant to a Notice of Borrowing (provided, however, that the Borrower's failure to confirm any telephonic notice in writing shall not invalidate any notice so given), of its intention to borrow or reborrow an Offshore Advance hereunder. Notice shall be given to the Administrative Agent prior to 10:00 a.m., Dallas, Texas time, in order for such Business Day to count toward the minimum number of Business Days required. Offshore Advances shall in all cases be subject to availability and to
Article 9 hereof. For Offshore Advances, the Notice of Borrowing shall specify the requested funding date, which shall be a Business Day whether such Advance is to be made in Dollars or in an Approved Offshore Currency and specifying such Approved Offshore Currency, the amount of the proposed aggregate Offshore Advances to be made by Lenders and the Interest Period selected by the Borrower, provided that no such Interest Period shall extend past the Maturity Date or prohibit or impair the Borrower's ability to comply with Section 2.8 hereof.

         Swing Line Advances. In the case of Swing Line Advances, the Borrower, through an Authorized Signatory, shall give the appropriate Swing Line Bank and the Administrative Agent at least four Business Days before the date of any proposed Swing Line Advance irrevocable telephonic notice (provided, however, (i) the Borrower shall deliver written notice at least once a week confirming the telephonic notices given by the Borrower with respect to Swing Line Advances during the immediately preceding week and (ii) that the Borrower's failure to confirm any telephonic notice in writing shall not invalidate any notice so given), of its intention to borrow or reborrow a Swing Line Advance. Such Notice of Borrowing shall specify (i) the requested funding date, which shall be a Business Day, (ii) the amount of the proposed Swing Line Advance, (iii) if the Swing Line Advance is not in Dollars, the Approved Offshore Currency for such Swing Line Advance and (iv) the maturity date of the proposed Swing Line Advance.

         Continuation/Conversion. Subject to Sections 2.1 and 2.9 hereof, the Borrower shall have the option (i) to convert at any time all or any part of the outstanding (A) Base Rate Advances to Offshore Advances or (B) Offshore Advances to Base Rate Advances or (ii) upon expiration of any Interest Period applicable to an Offshore Advance, to continue all or any portion of such Offshore Advance equal to $500,000 and integral multiples of $100,000 (or the Dollar Equivalent of each such amount) in excess of that amount as an Offshore Advance and the succeeding Interest Period(s) of such continued Offshore Advance shall commence on the last day of the Interest Period of the Offshore Advance to be continued; provided, however, (a) Offshore Advances may not be made as Base Rate Advances,
(b) Offshore Advances may only be continued in the same currency as the original Borrowing, (c) the Dollar Equivalent of any Offshore Advance that is continued shall be recalculated as of the date of the continuation and (d) notwithstanding anything in this Agreement to the contrary, no outstanding Advance may be continued as, or converted into, an Offshore Advance when any Default or Event of Default has occurred and is continuing. At least three Business Days (or four Business Days prior to a proposed conversion to an Offshore Advance in an Approved Offshore Currency) prior to a proposed conversion/continuation date, the Borrower, through an Authorized Signatory, shall give the Administrative Agent irrevocable written notice, or irrevocable telephonic notice followed immediately by written notice in substantially the form of Exhibit K hereto (a "Notice of Continuation/Conversion") (provided, however, that the Borrower's failure to confirm any telephonic notice in writing shall not invalidate any notice so given), stating (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount of the Advance to be converted/continued, (iii) in the case of a conversion to, or a continuation of, an Offshore Advance, the requested Interest Period, (iv) in the case of a conversion of a Base Rate Advance to an Offshore Advance or continuation of an Offshore Advance, stating that no Default or Event of Default has occurred and is continuing, and (v) whether such Advance to be converted/continued is to be made in Dollars or an Approved Offshore Currency, and specifying such Approved Offshore Currency. If the Borrower, through an Authorized Signatory, shall fail to give any notice in accordance with this Section 2.2(d), the Borrower shall be deemed irrevocably to have requested that such Offshore Advance be converted to a Base Rate Advance in the same principal amount. Notice shall be given to the Administrative Agent prior to 11:00 a.m., Dallas, Texas time, in order for such Business Day to count toward the minimum number of Business Days required.

         Minimum Amounts. The aggregate amount of Base Rate Advances to be made by the Lenders on any day shall be in a principal amount which is at least $1,000,000 and which is an integral multiple of $100,000; provided, however, that such amount may equal the unused amount of the Commitment. The aggregate amount of Offshore Advances having the same Interest Period and to be made by the Lenders on any day shall be in a principal amount which is at least $5,000,000 and which is an integral multiple of $100,000 (or the Dollar Equivalent of each such amount on the date of such Advance).

         Notice and Disbursement. The Administrative Agent shall promptly notify the Lenders of each notice received from the Borrower pursuant to this Section. If such notice from the Borrower designated an Approved Offshore Currency, the Administrative Agent shall promptly notify the Borrower and the Lenders of the Dollar Equivalent thereof. Failure of the Borrower to give any notice in accordance with Section 2.2(d) hereof shall result in a repayment of any existing Offshore Advance on the applicable Payment Date by a Refinancing Advance which is a Base Rate Advance. Each Lender shall, not later than noon, Dallas, Texas time, on the date of any Revolving Credit Advance that is not a Refinancing Advance, deliver to the Administrative Agent, at its address set forth herein, such Lender's Specified Percentage of such Revolving Credit Advance in immediately available funds in accordance with the Administrative Agent's instructions, except that if such Advance is denominated in an Approved Offshore Currency, each Lender shall make available its funds at such office as the Administrative Agent has previously specified in a notice to each Lender, in such funds as are then customary for the settlement of international transactions in the applicable Approved Offshore Currency and as customary and as specified by the Administrative Agent and no later than such local time as is necessary for such funds to be received and transferred. Prior to 2:00 p.m., Dallas, Texas time, on the date of any Revolving Credit Advance hereunder, the Administrative Agent shall, subject to satisfaction of the conditions set forth in Article 3, disburse the amounts made available to the Administrative Agent by the Lenders by (i) transferring such amounts by wire transfer pursuant to the Borrower's instructions, or (ii) in the absence of such instructions, crediting such amounts to the account of the Borrower maintained with the Administrative Agent. All Revolving Credit Advances shall be made by each Lender according to its Specified Percentage. No Lender shall be relieved of its obligation to fund its Specified Percentage of any Revolving Credit Advance notwithstanding the fact that at any time the aggregate outstanding principal amount of all Bid Rate Advances made by such Lender exceed its Specified Percentage of the Commitment.

         Swing Line Advances. After confirming with the Administrative Agent the availability of funds under the Commitment, the Swing Line Bank shall, not later than 2:00 p.m., Dallas, Texas time, on the date of any Swing Line Advance, deliver to the Administrative Agent at its address set forth herein, the amount of such Swing Line Advance in immediately available funds in accordance with the Administrative Agent's instructions. Prior to 2:30 p.m., Dallas, Texas time, on the date of any Swing Line Advance, the Administrative Agent shall, subject to the conditions set forth in Article 3, disburse the amount made available to the Administrative Agent by the Swing Line Bank by (i) transferring such amounts by wire transfer pursuant to the Borrower's instruction or (ii) in the absence of such instructions, crediting such amounts to the account of the Borrower maintained with the Administrative Agent. Forthwith upon demand by the Swing Line Bank at any